Exhibit 99.1
Novocure Announces Presentation of Results of the LUNAR Phase 3 Clinical Trial in Non-Small Cell Lung Cancer at 2023 American Society of Clinical Oncology (ASCO) Annual Meeting

Root, Switzerland – Novocure (NASDAQ: NVCR) today announced the results of the LUNAR phase 3 clinical trial in metastatic, non-small cell lung cancer (NSCLC) will be presented for the first time at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, to be held from June 2 to June 6.
The LUNAR study is a phase 3, open-label, randomized study evaluating the safety and efficacy of Tumor Treating Fields (TTFields) therapy together with standard therapies including immunotherapies for metastatic NSCLC following progression while on or after treatment with platinum-based therapy.
“Novocure is pioneering an innovative therapeutic modality for the treatment of solid tumors targeting the electrical properties of cancer cells,” said William Doyle, Novocure’s Executive Chairman. “LUNAR is the first randomized, phase 3 clinical trial to evaluate the application of TTFields outside of the brain and the first phase 3 clinical trial to evaluate the use of TTFields with immunotherapy. LUNAR enrolled a patient population with metastatic disease that has not seen significant improvement in outcomes since 2016. We are eager to share our groundbreaking data at the 2023 ASCO Annual Meeting and look forward to the opportunity to extend the survival of many more patients with aggressive cancers in the years to come.”
Earlier this year, Novocure announced the LUNAR clinical trial met its primary endpoint, demonstrating a statistically significant and clinically meaningful improvement in overall survival when TTFields therapy was added to standard pharmacological therapies compared to standard pharmacological therapies alone.
The LUNAR data will be presented on Tuesday, June 6 at 11:09 a.m. CDT in Hall D1 as a late-breaking abstract during ASCO’s metastatic, non-small cell lung cancer session. The presentation will be given by lead author Ticiana Leal, M.D., of Emory University.
The oral presentation of the LUNAR clinical trial data is one of 10 abstracts on TTFields therapy to be included at the 2023 ASCO Annual Meeting.

ASCO Investor Event
Novocure will host an investor event at 2 p.m. CDT on Tuesday, June 6, 2023. The event will include a presentation and discussion of the LUNAR clinical trial data, featuring leading thoracic oncologists, investigators, and Novocure leadership. A live webcast of the event will be available on the investor relations page of www.novocure.com. For more information or to request in-person attendance, please contact Novocure investor relations (investorinfo@novocure.com).

Industry Expert Theater
On June 3 at 9:30 a.m. CDT, Novocure’s Chief Science Officer Moshe Giladi will discuss future directions for TTFields in the meeting’s Industry Expert Theater.

Abstract Titles
Ten abstract titles from Novocure-sponsored and partner programs include:
•Tumor Treating Fields (TTFields; 150 kHz) with standard of care (SOC) systemic therapy in metastatic non-small cell lung cancer (mNSCLC) following platinum failure: Randomized, phase 3 LUNAR (EF-24) study.
•Real-world experience with Tumor Treating Fields (TTFields) in newly diagnosed glioblastoma: A survival meta-analysis with systematic review
•Post-marketing surveillance safety analysis of patients with CNS malignancies treated with Tumor Treating Fields (TTFields) therapy between 2011–2022
•Phase 3 PANOVA-3 study: Tumor Treating Fields (TTFields) therapy concomitant with gemcitabine and nab-paclitaxel (GnP) for front-line treatment of locally advanced pancreatic cancer
•Phase 3 TRIDENT study (EF-32): Tumor Treating Fields (TTFields; 200 kHz) concomitant with chemoradiation, and maintenance TTFields therapy/temozolomide in newly diagnosed glioblastoma
•Safety and efficacy of Tumor Treating Fields (TTFields) prior and concomitant to radiotherapy in patients with newly diagnosed glioblastoma: Results from PriCoTTF
•The association between body mass index and distribution intensity of Tumor Treating Fields (TTFields) in the lungs (online only)
•Management of Tumor Treating Fields (TTFields) therapy-related skin adverse events in pleural mesothelioma: A single center experience of TTFields therapy concomitant with chemotherapy (online only)
•Tumor Treating Fields (TTFields) therapy skin safety and prevention strategy: Fractionated schema protocol (3-day on/1-day off) improves usage and minimizes skin adverse events (online only)
•Outcomes of stage IV non-small cell lung cancer patients after failure of platinum-based chemotherapy in clinical trials and real-world settings: A literature review (online only)

About Tumor Treating Fields Therapy
Tumor Treating Fields (TTFields) are electric fields that exert physical forces to kill cancer cells via a variety of mechanisms. TTFields do not significantly affect healthy cells because they have different properties (including division rate, morphology, and electrical properties) than cancer cells. The multiple, distinct mechanisms of TTFields therapy work together to selectively target and kill cancer cells. Due to its multimechanistic actions, TTFields therapy can be added to cancer treatment modalities in approved indications and demonstrates enhanced effects across solid tumor types when used with chemotherapy, radiotherapy, immune checkpoint inhibition, or PARP inhibition in preclinical models. TTFields therapy provides clinical versatility that has the potential to help address treatment challenges across a range of solid tumors. To learn more about Tumor Treating Fields therapy and its multifaceted effect on cancer cells, visit tumortreatingfields.com.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical studies investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.
Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2023, and subsequent flings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Ingrid Goldberg
investorinfo@novocure.com
610-723-7427

Media:

Leigh Labrie
media@novocure.com
610-723-7428